Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-12257, No. 333-12255, No. 333-157786, No. 333-86712, No. 333-52087), Form S-3MEF (No. 333-49543), Form S-3ASR (333-187269) and Form S-8 (No. 333-58135, No. 333-43047, No. 333-31569, No. 333-31571, No. 333-103528, No. 333-129615, No. 333-152884) of Sinclair Broadcast Group, Inc. of our report dated June 16, 2014 relating to the combined financial statements of Perpetual Corporation, which appears in this Current Report on Form 8-K/A of Sinclair Broadcast Group, Inc. dated August 6, 2014.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
October 16, 2014